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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 7, 1998
                                                        ----------------------

                               Penton Media, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


     Delaware                          1-14337                   36-2875386
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(State or Other                      (Commission              (IRS Employer
 Jurisdiction of                      File Number)           Identification No.)
 Incorporation)


1100 Superior Avenue, Cleveland, Ohio                                 44114
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(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code (216) 696-7000
                                                   ----------------------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

                  On October 8, 1998, Penton Media, Inc., a Delaware corporation ("Parent"), announced that it entered into an Agreement and Plan of Merger, dated as of October 7, 1998 (the "Merger Agreement"), with Internet World Media, Inc., a Delaware corporation and wholly owned subsidiary of Parent (the "Purchaser"), Mecklermedia Corporation, a Delaware corporation (the "Company") and Alan M. Meckler (the "Stockholder"). The Merger Agreement provides for the commencement by the Purchaser or another wholly owned subsidiary of Parent of a tender offer to purchase for cash all of the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Shares") at a price of $29.00 per Share, subject to the satisfaction of the conditions set forth in Annex I to the Merger Agreement (the "Tender Offer") and, following the purchase of the Shares pursuant to the Tender Offer, a merger (the "Merger") of the Purchaser with and into the Company. Pursuant to the Merger Agreement, each outstanding Share, other than Shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, Parent, the Purchaser or any other subsidiary of Parent, will be converted into the right to receive $29.00 per share in cash, without interest (the "Merger Consideration"). Shares that are held by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other subsidiary of Parent will be cancelled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

                  The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Merger is subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

                  Parent, the Purchaser, the Company and the Stockholder, who beneficially owns approximately 26% (30% assuming the exercise of all options to purchase Shares held by the Stockholder) of the outstanding Shares (the "Stockholder Shares"), have entered into a Tender, Voting and Option Agreement, dated as of October 7, 1998 (the "Tender, Voting and Option Agreement"), pursuant to which the Stockholder has agreed, among other things, (i) to tender in the Offer all of the Stockholder Shares now owned or which may hereafter be acquired by Stockholder, (ii) to grant to Parent an option to purchase the Stockholder Shares in certain circumstances, (iii) to appoint Parent and the Purchaser, or any nominee of Parent and the Purchaser, as his proxy to vote the Stockholder Shares in connection with the Merger Agreement and with respect to certain questions put to the stockholders of the Company, in each case, in accordance with the terms and conditions of the Tender, Voting and Option Agreement, (iv) not to transfer any of the Stockholder Shares, and (v) not to acquire any additional Shares whether pursuant to the exercise of any options or otherwise.

                  The Merger Agreement, the Tender, Voting and Option Agreement and the press release issued by the Company in connection therewith are filed herewith as Exhibits 2.1, 99.1 and 99.2, respectively, and are incorporated herein by reference. The description of the Merger Agreement and the Tender, Voting and Option Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements of Business Acquired.  Not applicable.

(b)        Pro Forma Financial Information.  Not applicable.

(c)        Exhibits.

2.1 Agreement and Plan of Merger, dated as of October 7, 1998, by and among Penton Media, Inc., Internet World Media, Inc., Mecklermedia Corporation and Alan M. Meckler.

99.1 Tender, Voting and Option Agreement, dated as of October 7, 1998, by and among Alan M. Meckler, Mecklermedia Corporation, Penton Media, Inc. and Internet World Media, Inc.

99.2       Press Release, dated October 8, 1998.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PENTON MEDIA, INC.

Dated:   October 15, 1998

                                                By:  /s/ Preston L. Vice
                                                  ----------------------------
                                                Name:  Preston L. Vice
                                                Title:  Senior Vice President



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                                  EXHIBIT INDEX
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Exhibit
  No.
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2.1               Agreement and Plan of Merger, dated as of October 7, 1998 by and among Penton Media, Inc., Internet World Media, Inc., Mecklermedia Corporation and Alan M. Meckler.

99.1 Tender Voting and Option Agreement, dated as of October 7, 1998, by and among Alan M. Meckler, Mecklermedia Corporation, Penton Media, Inc. and Internet World Media, Inc.

99.2              Press Release, dated October 8, 1998.